UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2008

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Overland Trail, P.O. Box 766, Casper, Wyoming		82602
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3072379330

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On March 13, 2008, Double Eagle Petroleum Co. (the "Company") issued a press release entitled "Double Eagle Petroleum Reports 2007 Results". The press release is attached as Exhibit 99.1 hereto. In accordance with General Instructions B.2 of Form 8-K, the information in this Section 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, not shall it be deemed incorporated by reference in any filing.

In the Company’s March 12, 2008 press release, included as Exhibit 99.1 attached to this Form 8-K, regarding the announcement of the Company’s 2007 results, a table presenting the summary balance sheet information was presented, which incorrectly included the Company's Preferred Stock in stockholders' equity. Rather, that table should have set forth the Company’s Preferred Stock, which is subject to redemption provisions, as a separate line item in the table rather than as part of total stockholders’ equity. In the table, a separate line titled "Preferred Stock" should have been presented with the December 31, 2007 amount being $37,972 and the "Total Stockholders' Equity" amount for 2007 presented in the table should have been $28,624. In addition, the percentage change for Stockholders' Equity should have been -13%.

Item 7.01 Regulation FD Disclosure.

On March 12, 2008, the Company issued a press release entitled "Double Eagle Petroleum Co. Reports Operational Update and Provides Strategic Outlook". The press release is attached as Exhibit 99.2 hereto. In accordance with General Instructions B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, not shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 -- Press Release dated March 13, 2008
99.2 -- Press Release dated March 12, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

March 14, 2008	By:	Kurtis Hooley

Name: Kurtis Hooley
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 13, 2008
99.2	Press Release dated March 12, 2008.